Exhibit 9.1

10845 Griffith Peak Drive
Suite 450
September 23, 2024	Las Vegas, NV 89135

T +1 702 759 4000
Securities and Exchange Commission	F +1 702 759 4063
Washington, D.C.
www.rsmus.com
Commissioners:

We have read 1st stREIT Office Inc.’s statements included under Item 9 of its Form 1-U filed on September 20, 2024 and we agree with such statements concerning our firm.